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                                                                 Exhibit 10.25
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                         ESOP Stock Purchase Agreement
                         -----------------------------
     This Agreement dated as of January 22, 1990 is between BayBanks, Inc. (the "Company"), a Massachusetts corporation, and Marine Midland Bank, N.A. (the "Trustee"), as Co-Trustee under the Trust Agreement under the Savings, Profit Sharing and Stock Ownership Plan for Employees of BayBanks, Inc. and Affiliated Companies (the "Plan"). The Company desires to sell, and the Trustee desires to purchase 800,000 shares of Common Stock, par value $2.00 per share, of the Company (the "Shares"), for the purposes of the Plan's employee stock ownership plan feature (the "ESOP"), at the price of $23.25 per share, which is the lower of (i) the last reported sale price of the Common Stock on the National Association of Securities Dealers Automated Quotation System on the Closing Date and (ii) the average of such last reported sale price on each of the three consecutive business days ending with and including the Closing Date, or an aggregate amount equal to $18,600,000 (the "Purchase Price").

     Accordingly, the parties hereby agree as follows:

1.   Acquisition of Stock.
     --------------------

     1.1. Upon the terms and subject to the conditions hereof, the Company shall issue, sell, transfer, and deliver the Shares to the Trustee, and the Trustee shall purchase the Shares for the Purchase Price in the manner set forth below.

     1.2. The consummation of the purchase and sale contemplated hereby shall take place on January 22, 1990, or such other date as the parties may mutually agree (the "Closing Date").

     1.3. On the Closing Date, the Trustee shall deliver or cause to be delivered to the Company a bank check or wire transfer in an amount equal to the Purchase Price, and the Company shall deliver to the Trustee a duly executed Certificate or certificates representing 799,400 of the Shares. The Company shall deliver to the Trustee a duly executed certificate or certificates representing 600 of the Shares as soon as practicable, but not later than thirty days, after the Closing Date.

     1.4. No Commission will be charged to or payable by the Trustee in connection with the purchase of the Shares hereunder.

2.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.   The Company
represents, warrants and covenants as follows (capitalized terms used in this Section 2 and not defined in this Agreement are used with the same respective meanings as in the Term Loan and Guaranty Agreement of even date herewith among the Company, the Trustee, and Westpac Banking Corporation (the "Loan Agreement")):



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     2.1.  When the Shares are issued and delivered against payment therefor, all of such Shares shall have been duly and validly authorized and will constitute fully-paid and non-assessable shares of Common Stock of the Company.

     2.2. The Company has full right and authority to issue, sell, transfer, and deliver the Shares and will effectively transfer to the Trustee, on the Closing Date, the full right, title, and interest therein and thereto, free and clear of all options, claims, charges, encumbrances, agreements, trusts, equities, and rights, whether contingent or absolute, of any nature whatsoever, except for beneficial interests accruing to ESOP participants under the Plan and applicable law and the matters referred to in Section 4.

     2.3. The ESOP has been duly authorized and is an employee stock ownership plan within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended.

     2.4. The Company (i) is a corporation duly organized and validly existing and in good standing under the laws of the Commonwealth of Massachusetts, (ii) is duly licensed or qualified to do business and in good standing in each jurisdiction where the failure to be so licensed or qualified could have a material adverse effect on its ability to perform any of its obligations under this Agreement, and (iii) has all requisite power and authority to own its properties and conduct its business as presently conducted and to execute and deliver, and to perform its obligations under, this Agreement.

     2.5. The consolidated financial statements of the Company and its Subsidiaries for the year ended December 31, 1988, previously delivered to the Trustee fairly present in accordance with GAAP the consolidated financial position of the Company and its Subsidiaries as of the date thereof and the consolidated results of their operations for the year then ended. The financial information contained in the Company's press release dated January 12, 1990, furnished to the Trustee was prepared by the Company in good faith. Except as disclosed to the Trustee in such press release or otherwise in writing prior to the date hereof, since December 31, 1988, there has been no material adverse change in the financial condition or business of the Company and its Subsidiaries, taken as a whole, and no change which could materially impair the ability of the Company to perform its obligations hereunder.

     2.6. There is no action, suit, proceeding or investigation at law or in equity by or before any court, governmental body, agency, commission or other tribunal now pending or, to the best knowledge of the Company after due inquiry, threatened against or affecting the Company or any of its Subsidiaries or any of their respective property or rights (i) which, if adversely determined, may have a material adverse impact on the financial condition or business of the Company and its Subsidiaries, taken as a whole, or could materially impair the ability of the Company to perform its obligations hereunder (except as disclosed to the Trustee in writing on or before the date of this Agreement) or (ii) which questions or would question the validity of this Agreement.



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     2.7.  The execution, delivery and performance of this Agreement will not
(i) conflict with, result in a breach of, or constitute a default under, any terms or provisions of any indenture, mortgage or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its assets is bound, or any existing applicable law, rule, regulation, license, judgment, order or decree of any government, governmental body or court having jurisdiction over the Company or any Subsidiary or any of its activities or properties, or the Articles of Organization or By-Laws of the Company or (ii) result in, or require the creation or imposition of, any lien upon or with respect to any properties now or hereafter owned by the Company or any Subsidiary, except as may be contemplated hereby or thereby.

     2.8. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable according to its terms.

     2.9. All authorizations, consents, approvals, registrations, filings, exemptions and licenses with or from governmental or regulatory authorities that are necessary for the execution, delivery and performance of this Agreement have been effected and obtained and are in full force and effect.

    2.10. Each member of the Controlled Group has fulfilled its Obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is not in violation of any presently applicable provisions of ERISA and the Code with respect to any Plan, which violation would have a material adverse effect on the Company's ability to perform its obligations under this Agreement, and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than liability for PBGC premiums in accordance with ERISA . As of each Plan's most recent valuation date, the present value of its liabilities (utilizing PBGC assumptions) did not exceed its assets.

    2.11. The Company has filed all tax returns required to be filed by it and has paid all taxes and other governmental charges due pursuant to such returns or pursuant to any assessment received by the Company except any taxes or governmental charges that are being contested in good faith and by appropriate proceedings. The charges, accruals and reserves on the books of the Company in respect of any taxes or other governmental charges are adequate to the extent required by GAAP to provide for the liabilities in respect thereof.

    2.12. Neither the Company nor any Subsidiary of the Company is in violation of any law, rule, regulation, order, writ, judgment, decree, determination or award applicable to it or any indenture, lease, loan or other agreement to which it is a party or by which it or its properties may be bound or affected, the violation of which would have a material adverse effect upon the business or financial condition of the Company or such Subsidiary or upon the ability of the Company to perform any of its obligations under this Agreement.




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    2.13.  At least 95% of the issued and outstanding capital stock of each
Subsidiary of the Company is owned beneficially and of record by the Company, free from any Lien. Each such Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation or laws of the United States, as the case may be, and has the corporate power and authority to own its assets and to carry on its business as it is now being conducted.

    2.14. The Company shall as soon as practicable apply for, and use its best efforts to obtain and deliver to the Trustee as promptly as practicable, a determination letter from the Internal Revenue Service to the effect that the ESOP meets the requirements for qualification under Sections 401(a) and 4975(e)(7) of the Code and tax exemption under Section 501(a) of the Code.

    2.15. The Company acknowledges that, in purchasing the Shares hereunder, the Trustee is relying upon the accuracy and completeness of the information made available to the public by the Company as reflected in filings, distributions or disclosures required by federal, state or local statutes, rules, orders or regulations, or as otherwise have been made available to the public and upon such other information as the Company or its agents have provided to the Trustee or its agents prior to the date hereof.

3. REPRESENTATIONS AND WARRANTIES OF TRUSTEE. The Trustee represents and warrants as follows:

    3.1. The Trustee is properly authorized to execute and deliver this Agreement.

    3.2. The Shares to be acquired pursuant to this Agreement will be acquired for investment, and not with a view to the distribution or resale thereof, except in compliance with the requirements of the Securities Act of 1933 and the terms of the ESOP.

4. STOCK CERTIFICATE LEGEND. Each Certificate representing Shares held by the Trustee shall bear the following legend:

    The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and may not be offered, sold or otherwise transferred unless registered under the Act and any applicable state securities laws or, in the opinion of counsel satisfactory to the issuer, in form and substance satisfactory to the issuer, such offer, sale or other transfer is exempt from registration or otherwise in compliance with the Act and such laws.

5. REGISTRATION RIGHTS. The Company agrees that, upon the reasonable written request of Trustee B under the Trust Agreement or its successor ("Trustee B"), it will, at its expense, prepare and file as promptly as practicable after such request, and use its best efforts to cause to become effective, a registration statement on an appropriate form, including a final Prospectus (the "Registration Statement") under and complying with the Securities Act of 1933, as




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amended, and the rules and regulations thereunder, relating to the number of the
Shares the public sale of which shall be necessary for Trustee B to carry out its responsibilities under the Plan and the Trust Agreement. Whenever Shares are so registered, the Company shall also use its best efforts to register or qualify the Shares covered by the Registration Statement under the "blue sky" or securities laws of such jurisdictions within the United States as Trustee B may reasonably request; provided, however, that the Company shall not be required to consent to the general service of process for all purposes in any jurisdiction where it is not then qualified to do business.

6. CERTAIN LIMITATIONS. The execution and delivery of this Agreement and the performance by the Trustee of this Agreement and under the terms of the Plan and Trust have been, or will be, effected by the Trustee in its capacity as Trustee. Nothing in this Agreement shall be interpreted to increase, decrease or modify in any manner any liability of the Trustee to the Company or to any trustee, representative or other claimant by right of the Company resulting from the Trustee's performance of its duties under the constituent instruments of the Plan or the Trust, and no personal liability shall be asserted or enforceable against said entity by reason of the covenants, statements or representations contained in this Agreement.

7.  Miscellaneous Provisions.
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    7.1.  This Agreement constitutes the entire agreement between the parties hereto relating to the purchase of the Shares by the Trustee and supersedes any prior agreement or understanding relating to the transactions contemplated hereby. This Agreement may be modified or amended only by a written instrument executed by or on behalf of the parties hereto. The headings and captions contained herein are solely for convenience of reference and do not constitute a part of this Agreement or affect its meaning or construction.

    7.2.  The representations and warranties of the Company contained in
Section 2 hereof shall survive the Closing hereunder.

    7.3. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

    7.4. This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of the Company and the Trustee.

    7.5. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

    7.6. In case any term of this Agreement shall be held invalid, illegal, or unenforceable in whole or in part, neither the validity of the remaining part of such term nor the validity of any other term of this Agreement shall be affected thereby.



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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers on the date stated above.

                    BAYBANKS, INC.

                    By:  /s/ William T. Sandalls, Jr.
                        -----------------------------
                          Vice Chairman of the Board

                    MARINE MIDLAND BANK, N. A.,
                    solely as Trustee of the Savings, Profit Sharing and Stock Ownership Trust for Employees of BayBanks, Inc. and Affiliated Companies and not in its individual or corporate capacity

                    By:  /s/ James McDonald
                        -----------------------------
                         Vice President









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